Exhibit 99.1

Press Release
For Immediate Release

Independent Bank Group Reports
Second Quarter Financial Results

McKINNEY, Texas, July 24, 2017 /GlobeNewswire/ -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced net income of $18.1 million, or $0.65 per diluted share, for the quarter ended June 30, 2017 compared to $11.8 million, or $0.64 per diluted share, for the quarter ended June 30, 2016 and $15.7 million, or $0.82 per diluted share, for the quarter ended March 31, 2017.

Highlights

•	Adjusted (non-gaap) net income was $22.7 million, or $0.82 per diluted share, compared to $16.0 million, or $0.84 per diluted share, for first quarter 2017

•	Total assets increased to $8.6 billion, reflecting continued organic growth and growth from the completion of the Carlile Bancshares acquisition on April 1, 2017

•	Annualized organic loan growth of 11.4% for the quarter and 11.6% year to date

•	Positive increase in net interest margin to 3.81%, up from 3.67% for first quarter 2017

•	Continued strong credit quality metrics

Independent Bank Group Chairman and Chief Executive Officer David Brooks commented, “2017 continues to be a good year for our company. Organic loan growth remained solid, net interest margin improved and our credit metrics continue to be strong.” Brooks continued, “This is the first quarter of operations following the Carlile acquisition and the results reflect the significant positive effect of the acquisition on our balance sheet and income statement. We are pleased with the results, but we expect to recognize additional benefits from the transaction following full integration in the fourth quarter of 2017.” Brooks concluded, “We remain focused on consistent strong earnings performance and enhancing shareholder value, and we believe our second quarter results demonstrate our continued commitment to those goals.”

Second Quarter 2017 Operating Results

Net Interest Income

•
Net interest income was $69.5 million for second quarter 2017 compared to $45.9 million for second quarter 2016 and $47.9 million for first quarter 2017. The increase in net interest income from the previous year and linked quarter was due to increased average earning asset balances resulting primarily from the acquisition of Carlile Bancshares, as well as organic growth for the quarter.

•
The average balance of total interest-earning assets grew by $2.7 billion and totaled $7.3 billion at June 30, 2017 compared to $4.7 billion at June 30, 2016 and grew $2.0 billion compared to $5.3 billion at March 31, 2017. This increase from prior year and the linked quarter is due primarily to $1.8 billion in average earning assets acquired in the Carlile transaction as well as organic growth for the quarter.

•
The yield on interest-earning assets was 4.38% for second quarter 2017 compared to 4.49% for second quarter 2016 and 4.28% for first quarter 2017. The decrease from the prior year is due primarily to a shift in the earning asset mix from loans to lower yielding interest-bearing accounts. The slight increase from the linked quarter is due to loans and taxable securities acquired in the Carlile transaction, which had higher effective interest rates as well as increased interest rates on interest-bearing deposits due to increased Fed Funds target rate.

•
The cost of interest bearing liabilities, including borrowings, was 0.77% for second quarter 2017 compared to 0.66% for second quarter 2016 and 0.80% for first quarter 2017. The increase from the prior year is primarily due to higher rates offered on public fund certificates of deposit and money market accounts due to competition in our markets but also due in part to increased interest rates on short-term FHLB advances. The decrease from the linked quarter is primarily due to a shift in the interest-bearing liability mix to lower cost deposit accounts.

•
The net interest margin was 3.81% for second quarter 2017 compared to 3.96% for second quarter 2016 and 3.67% for first quarter 2017. The adjusted (non-gaap) net interest margin, which excludes purchased loan accretion, was 3.78% for second quarter 2017 compared to 3.94% for second quarter 2016 and 3.66% for first quarter 2017. The decrease from the prior year is primarily due to the shift to a lower yielding earning asset mix due to increased liquidity. The higher yielding asset mix acquired in the Carlile transaction and an increase in the Fed Funds target rate during fourth quarter 2016 and first quarter 2017 had a positive effect on our net interest margin for the second quarter 2017.

Noninterest Income

•	Total noninterest income increased $6.1 million compared to second quarter 2016 and $6.4 million compared to first quarter 2017.

•	The increase from the prior year reflects increases of $2.0 million in service charges, $3.0 million in mortgage income and $512 thousand in cash surrender value of BOLI.

•	The increase from the linked quarter reflects an increase of $1.8 million in service charges, $3.8 million in mortgage fee income and $383 thousand in BOLI income.

•
The increase for both periods reflects the acquisition of Carlile Bancshares. In addition, the Company implemented a new deposit fee schedule in late 2016 which increased organic service charges for the year over year period.

Noninterest Expense

•	Total noninterest expense increased $20.3 million compared to second quarter 2016 and increased $23.3 million compared to first quarter 2017.

•
The increase in noninterest expense compared to second quarter 2016 is due primarily to increases of $7.5 million in salaries and benefits, $2.1 million in occupancy expenses, $1.4 million in data processing, $5.6 million in acquisition-related expenses and $1.6 million in other noninterest expenses. Salaries and benefits expense was elevated in second quarter 2016 due to senior leadership restructuring costs totaling $2.6 million.

•
The increase from the linked quarter is primarily related to increases of $10.3 million in salaries and benefits expenses, which includes closing and retention bonuses of $1.2 million related to the Carlile transaction. In addition, there were increases of $2.3 million in occupancy expenses, $1.3 million on data processing, $5.5 million in other acquisition expenses and $1.7 million in other noninterest expenses.

•
The increase for both periods is reflective of additional headcount, branch locations and accounts acquired in the Carlile transaction, which closed on April 1, 2017. The increase in acquisition expenses is due to professional fees incurred relating to the acquisition as well as a termination fee paid for the cancellation of the contract for Carlile's core processing system.

Provision for Loan Losses

•
Provision for loan loss expense was $2.5 million for the second quarter 2017, an increase of $350 thousand and $450 thousand, respectively compared to $2.1 million for second quarter 2016 and $2.0 million for the first quarter 2017, respectively. Provision expense is primarily reflective of organic loan growth during the respective period.

•
The allowance for loan losses was $35.9 million, or 0.59% of total loans, at June 30, 2017, compared to $30.9 million, or 0.73% of total loans at June 30, 2016, and compared to $33.4 million, or 0.71% of total loans, at March 31, 2017. The dollar increases from prior periods are primarily due to additional general reserves for organic loan growth. The decrease in the allowance for loan losses as a percentage of loans reflects that loans acquired in the Carlile transaction were recorded at fair value without a reserve at acquisition date.

Income Taxes

•
Federal income tax expense of $8.6 million was recorded for the quarter ended June 30, 2017, an effective rate of 32.1% compared to tax expense of $5.9 million and an effective rate of 33.2% for the quarter ended June 30, 2016 and tax expense of $6.7 million and an effective rate of 30.0% for the quarter ended March 31, 2017. The lower tax rate in the first and second quarter 2017 was due to the adoption of ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which resulted in recording $724 thousand and $520 thousand, respectively, in tax benefits related to restricted stock vesting into income tax expense during the respective quarters. In addition, the rate in the second quarter was negatively affected by $1.3 million of nondeductible acquisition expenses incurred during the period.

Second Quarter 2017 Balance Sheet Highlights:

Loans

•
Total loans held for investment, net of mortgage warehouse lines, were $6.1 billion at June 30, 2017 compared to $4.7 billion at March 31, 2017 and to $4.3 billion at June 30, 2016. This represented total loans held for investment growth of $1.4 billion for the quarter, or 32.6%, of which $1.3 billion was loans held for investment acquired with the Carlile acquisition and $133 million was organic growth, or 11.4% on an annualized basis. Loans have grown organically 11.6%, annualized, from December 31, 2016.

•	The bank also acquired mortgage warehouse lines of credit in the Carlile transaction with balances totaling $120.2 million at June 30, 2017.

•
Energy outstandings at the end of second quarter 2017 were $124.0 million (2.0% of total loans) compared to $106.0 million at first quarter 2017 and to $122.1 million at June 30, 2016. The increase from the linked quarter is primarily due to $20 million of energy loans acquired from the Carlile acquisition. All energy related credits continue to be closely monitored. As of June 30, 2017, the total energy related allowance was 4.7% of the total energy portfolio.

Asset Quality

•
Total nonperforming assets increased to $26.1 million, or 0.30% of total assets at June 30, 2017 from $16.2 million, or 0.27% of total assets at March 31, 2017 and from $18.7 million, or 0.34% of total assets at June 30, 2016.

•
Total nonperforming loans increased to $14.5 million, or 0.24% of total loans at June 30, 2017 from $13.3 million, or 0.28% of total loans at March 31, 2017 and decreased from $17.2 million, or 0.40% of total loans at June 30, 2016.

•
The net increase in the dollar amount of nonperforming assets from the linked quarter is primarily due to additions in other real estate owned totaling $10.0 million related to the Carlile acquisition as well as a $1.3 million residential real estate loan that was placed on nonaccrual status during the quarter offset by other real estate dispositions totaling $1.7 million during the quarter. The net increase in the dollar amount of nonperforming loans from the linked quarter is primarily due to the above mentioned loan placed on nonaccrual during second quarter 2017.

•
The increase in the dollar amount of nonperforming assets from the prior year is due to increases as mentioned above in addition to two foreclosures totaling $2.1 million during the period offset by reductions in nonperforming energy loans totaling $4.8 million during third quarter 2016. The decrease in nonperforming loans is primarily due to the $1.3 million nonaccrual addition during second quarter 2017 offset by the third quarter 2016 energy loan reductions as mentioned above.

•	Charge-offs were less than 0.01% annualized in the second quarter 2017 compared to 0.02% annualized in the linked quarter and 0.11% annualized in the prior year quarter.

Deposits and Borrowings

•
Total deposits were $6.7 billion at June 30, 2017 compared to $4.7 billion at March 31, 2017 and compared to $4.2 billion at June 30, 2016. The increase in deposits for both periods is primarily due to $1.8 billion in deposit accounts acquired in the Carlile transaction.

•
Total borrowings (other than junior subordinated debentures) were $584.3 million at June 30, 2017, an increase of $16.2 million from March 31, 2017 and an increase of $6.2 million from June 30, 2016. The linked quarter change is due to the assumption of $16.2 million in repurchase agreements in the Carlile transaction. The change from second quarter 2016 is due to the aforementioned change in repurchase agreements offset by normal paydowns of our FHLB advances.

Capital

•
As of June 30, 2017, common equity Tier 1 capital to risk weighted assets, Tier 1 capital to risk weighted assets, total capital to risk weighted assets and tier 1 capital to average assets were 9.03%, 9.46%, 11.60% and 8.23%, respectively. Capital ratios were positively affected by the issuance of 8,804,699 shares of common stock in the Carlile acquisition for a total, net of offering costs, of $551 million.

•
Tangible common equity to tangible assets (non-gaap) increased to 7.60% for second quarter 2017, compared to 6.88% for second quarter 2016 and 7.24% for first quarter 2017, primarily due to the Carlile acquisition.

Recent Branch Activity

As part of the integration process, Independent Bank is restructuring the Northstar Bank branch system acquired in the Carlile Bancshares acquisition. During the second quarter of 2017, Independent Bank

•	Signed a definitive agreement to sell nine branches in Colorado

•	Signed a definitive agreement to sell the Marble Falls Branch

•	Gave notice that it is consolidating the Barton Creek Branch with the Westlake Hills Branch in Austin, Texas

•	Gave notice that it is consolidating the two Granbury, Texas Branches

•	Gave notice that it is closing Independent Bank’s Veterans Memorial Branch in Houston, Texas.

These transactions and events are scheduled to occur during the third and fourth quarters of 2017. The financial effect of these transactions and events are not reflected in the foregoing description of earnings or the accompanying financial information.

Subsequent Events

The Company is required, under generally accepted accounting principles, to evaluate subsequent events through the filing of its consolidated financial statements for the quarter ended June 30, 2017 on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2017 and will adjust amounts preliminarily reported, if necessary.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates in four market regions located in the Dallas/Fort Worth, Austin and Houston, Texas and the Colorado Front Range areas.

Conference Call

A conference call covering Independent Bank Group’s second quarter earnings announcement will be held on Tuesday, July 25, 2017 at 8:30 a.m. (EDT) and can be accessed by calling 1-877-303-7611 and by identifying the conference ID number 47746157. The conference materials will also be available by accessing the Investor Relations page of our website, www.ibtx.com. A recording of the conference call and the conference materials will be available from July 25, 2017 through August 1, 2017 on our website.

Forward-Looking Statements

The numbers as of and for the quarter ended June 30, 2017 are unaudited. From time to time, our comments and releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “forecast,” “guidance,” “intends,” “targeted,” “continue,” “remain,” “should,” “may,” “plans,” “estimates,” “will,” “will continue,” “will remain,” variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system, whether through changes in the discount rate or money supply or otherwise; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, deflation, changes in market interest rates, developments in the securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, bank holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K filed on March 8, 2017, under the heading “Risk Factors”, and other reports and statements filed by the Company with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. These measures and ratios include “adjusted net income”, "adjusted earnings", “tangible book value”, “tangible book value per common share”, “adjusted efficiency ratio”, “Tier 1 capital to average assets”, “Tier 1 capital to risk weighted assets”, “tangible common equity to tangible assets”, “adjusted net interest margin”, "return on tangible equity," “adjusted return on average assets” and “adjusted return on average equity” and are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States. We consider the use of select non-GAAP financial measures and ratios to be useful for financial operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non- GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

We believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however we acknowledge that our financial measures have a number of limitations relative to GAAP financial measures. Certain non-GAAP financial measures exclude items of income, expenditures, expenses, assets, or liabilities, including provisions for loan losses and the effect of goodwill, core deposit intangibles and income from accretion on acquired loans arising from purchase accounting adjustments, that we believe cause certain aspects of our results of operations or financial condition to be not indicative of our primary operating results. All of these items significantly impact our financial statements. Additionally, the items that we exclude in our adjustments are not necessarily consistent with the items that our peers may exclude from their results of operations and key financial measures and therefore may limit the comparability of similarly named financial measures and ratios. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non- GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statements tables.

Contacts:

Analysts/Investors:

Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@ibtx.com

Media:

Peggy Smolen Marketing & Communications Director (972) 562-9004 psmolen@ibtx.com

Source: Independent Bank Group, Inc.

Independent Bank Group, Inc. and Subsidiaries
Consolidated Financial Data
Three Months Ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016
(Dollars in thousands, except for share data)
(Unaudited)

	As of and for the quarter ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Selected Income Statement Data
Interest income	$79,883	$55,939	$53,904	$52,740	$51,941
Interest expense	10,383	8,072	7,378	7,003	6,058
Net interest income	69,500	47,867	46,526	45,737	45,883
Provision for loan losses	2,472	2,023	2,197	2,123	2,123
Net interest income after provision for loan losses	67,028	45.844	44,329	43,614	43,760
Noninterest income	10,995	4,583	5,224	4,932	4,929
Noninterest expense	51,328	28,028	27,361	26,887	31,023
Income tax expense	8,561	6,728	7,417	7,155	5,857
Net income	18,134	15,671	14,775	14,504	11,809
Adjusted net income(1)	22,746	15,990	15,541	14,819	13,764

Per Share Data (Common Stock)
Earnings:
Basic	$0.65	$0.83	$0.79	$0.78	$0.64
Diluted	0.65	0.82	0.79	0.78	0.64
Adjusted earnings:
Basic (1)	0.82	0.85	0.83	0.80	0.75
Diluted (1)	0.82	0.84	0.83	0.80	0.74
Dividends	0.10	0.10	0.10	0.08	0.08
Book value	45.33	36.38	35.63	34.79	34.08
Tangible book value (1)	21.71	22.01	21.19	20.03	19.28
Common shares outstanding	27,790,144	18,925,182	18,870,312	18,488,628	18,475,978
Weighted average basic shares outstanding (3)	27,782,584	18,908,679	18,613,975	18,478,289	18,469,182
Weighted average diluted shares outstanding (3)	27,887,485	19,015,810	18,716,614	18,568,622	18,547,074

Selected Period End Balance Sheet Data
Total assets	$8,593,979	$6,022,614	$5,852,801	$5,667,195	$5,446,797
Cash and cash equivalents	579,900	515,123	505,027	589,600	436,605
Securities available for sale	754,139	350,409	316,435	267,860	287,976
Loans, held for sale	25,218	5,081	9,795	7,097	13,942
Loans, held for investment, excluding mortgage warehouse	6,119,305	4,702,511	4,572,771	4,360,690	4,251,457
Mortgage warehouse lines	120,217	—	—	—	—
Allowance for loan losses	35,881	33,431	31,591	29,575	30,916
Goodwill and core deposit intangible	656,255	272,004	272,496	272,988	273,480
Other real estate owned	11,476	2,896	1,972	2,083	1,567
Noninterest-bearing deposits	1,885,138	1,126,113	1,117,927	1,143,479	1,107,620
Interest-bearing deposits	4,784,150	3,596,090	3,459,182	3,273,014	3,100,785
Borrowings (other than junior subordinated debentures)	584,349	568,115	568,045	577,974	578,169
Junior subordinated debentures	27,555	18,147	18,147	18,147	18,147
Total stockholders' equity	1,259,592	688,469	672,365	643,253	629,628

Independent Bank Group, Inc. and Subsidiaries
Consolidated Financial Data
Three Months Ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016
(Dollars in thousands, except for share data)
(Unaudited)

	As of and for the quarter ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Selected Performance Metrics
Return on average assets	0.86%	1.08%	1.03%	1.04%	0.88%
Return on average equity	5.85	9.33	8.93	9.04	7.60
Return on tangible equity (4)	12.47	15.53	15.24	15.80	13.52
Adjusted return on average assets (1)	1.08	1.10	1.08	1.07	1.03
Adjusted return on average equity (1)	7.34	9.52	9.39	9.24	8.86
Adjusted return on tangible equity (1) (4)	15.64	15.85	16.03	16.15	15.76
Net interest margin	3.81	3.67	3.59	3.66	3.96
Adjusted net interest margin (2)	3.78	3.66	3.58	3.65	3.94
Efficiency ratio	62.01	52.50	51.92	52.09	55.91
Adjusted efficiency ratio (1)	53.15	51.51	49.65	51.10	54.67

Credit Quality Ratios
Nonperforming assets to total assets	0.30%	0.27%	0.34%	0.23%	0.34%
Nonperforming loans to total loans	0.24	0.28	0.39	0.26	0.40
Nonperforming assets to total loans and other real estate	0.43	0.35	0.43	0.30	0.44
Allowance for loan losses to non-performing loans	247.59	250.57	177.06	264.42	179.97
Allowance for loan losses to total loans	0.59	0.71	0.69	0.68	0.73
Net charge-offs to average loans outstanding (annualized)	—	0.02	0.02	0.32	0.11

Capital Ratios
Estimated common equity tier 1 capital to risk-weighted assets	9.03%	8.28%	8.20%	7.92%	7.89%
Estimated tier 1 capital to average assets	8.23	7.84	7.82	7.46	7.42
Estimated tier 1 capital to risk-weighted assets	9.46	8.63	8.55	8.29	8.27
Estimated total capital to risk-weighted assets	11.60	11.44	11.38	11.24	11.35
Total stockholders' equity to total assets	14.66	11.43	11.49	11.35	11.56
Tangible common equity to tangible assets (1)	7.60	7.24	7.17	6.86	6.88

(1) Non-GAAP financial measures. See reconciliation.
(2) Non-GAAP financial measure. Excludes income recognized on acquired loans of $572, $123, $51, $116 and $265, respectively.
(3) Total number of shares includes participating shares (those with dividend rights).
(4) Non-GAAP financial measure. Excludes average balance of goodwill and net core deposit intangibles.

Independent Bank Group, Inc. and Subsidiaries
Consolidated Statements of Income
Three and Six Months Ended June 30, 2017 and 2016
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Interest income:
Interest and fees on loans	$75,194	$50,418	$128,938	$100,328
Interest on taxable securities	2,303	764	3,067	1,494
Interest on nontaxable securities	992	444	1,533	895
Interest on interest-bearing deposits and other	1,394	315	2,284	688
Total interest income	79,883	51,941	135,822	103,405
Interest expense:
Interest on deposits	6,981	3,923	12,010	7,574
Interest on FHLB advances	1,351	998	2,522	1,999
Interest on repurchase agreements and other borrowings	1,716	987	3,421	1,990
Interest on junior subordinated debentures	335	150	502	299
Total interest expense	10,383	6,058	18,455	11,862
Net interest income	69,500	45,883	117,367	91,543
Provision for loan losses	2,472	2,123	4,495	5,120
Net interest income after provision for loan losses	67,028	43,760	112,872	86,423
Noninterest income:
Service charges on deposit accounts	3,760	1,752	5,687	3,447
Mortgage fee income	5,019	2,021	6,286	3,397
(Loss) gain on sale of other real estate	(36)	10	(36)	53
Gain on sale of securities available for sale	52	4	52	4
Gain on sale of premises and equipment	1	3	6	41
Increase in cash surrender value of BOLI	782	270	1,181	535
Other	1,417	869	2,402	1,922
Total noninterest income	10,995	4,929	15,578	9,399
Noninterest expense:
Salaries and employee benefits	27,089	19,567	43,926	36,341
Occupancy	6,147	4,041	10,019	8,081
Data processing	2,615	1,203	3,903	2,385
FDIC assessment	1,201	869	2,079	1,595
Advertising and public relations	317	251	614	546
Communications	852	550	1,327	1,085
Net other real estate owned expenses (including taxes)	125	2	162	35
Other real estate impairment	120	—	120	55
Core deposit intangible amortization	1,410	492	1,902	980
Professional fees	1,166	977	1,939	1,637
Acquisition expense, including legal	5,673	90	5,819	729
Other	4,613	2,981	7,546	6,073
Total noninterest expense	51,328	31,023	79,356	59,542
Income before taxes	26,695	17,666	49,094	36,280
Income tax expense	8,561	5,857	15,289	12,019
Net income	$18,134	$11,809	$33,805	$24,261

Consolidated Balance Sheets
As of June 30, 2017 and December 31, 2016
(Dollars in thousands, except share information)
(Unaudited)

	June 30,	December 31,
Assets	2017	2016
Cash and due from banks	$238,796	$158,686
Interest-bearing deposits in other banks	331,104	336,341
Federal funds sold	10,000	10,000
Cash and cash equivalents	579,900	505,027
Certificates of deposit held in other banks	15,692	2,707
Securities available for sale, at fair value	754,139	316,435
Loans held for sale	25,218	9,795
Loans, net	6,200,978	4,539,063
Premises and equipment, net	151,175	89,898
Other real estate owned	11,476	1,972
Federal Home Loan Bank (FHLB) of Dallas stock and other restricted stock	28,928	26,536
Bank-owned life insurance (BOLI)	111,603	57,209
Deferred tax asset	22,291	9,631
Goodwill	607,263	258,319
Core deposit intangible, net	48,992	14,177
Other assets	36,324	22,032
Total assets	$8,593,979	$5,852,801

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$1,885,138	$1,117,927
Interest-bearing	4,784,150	3,459,182
Total deposits	6,669,288	4,577,109
FHLB advances	460,707	460,746
Repurchase agreements	16,164	—
Other borrowings	107,478	107,299
Junior subordinated debentures	27,555	18,147
Other liabilities	53,195	17,135
Total liabilities	7,334,387	5,180,436
Commitments and contingencies
Stockholders’ equity:
Preferred stock (0 and 0 shares outstanding, respectively)	—	—
Common stock	278	189
Additional paid-in capital	1,108,608	555,325
Retained earnings	147,086	117,951
Accumulated other comprehensive income (loss)	3,620	(1,100)
Total stockholders’ equity	1,259,592	672,365
Total liabilities and stockholders’ equity	$8,593,979	$5,852,801

Independent Bank Group, Inc. and Subsidiaries
Consolidated Average Balance Sheet Amounts, Interest Earned and Yield Analysis
Three Months Ended June 30, 2017 and 2016
(Dollars in thousands)
(Unaudited)

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities for the periods presented.

	Three Months Ended June 30,
	2017			2016
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
Interest-earning assets:
Loans	$6,166,878	$75,194	4.89%	$4,177,451	$50,418	4.85%
Taxable securities	533,690	2,303	1.73	233,522	764	1.32
Nontaxable securities	161,402	992	2.47	71,097	444	2.51
Interest-bearing deposits and other	460,511	1,394	1.21	174,227	315	0.73
Total interest-earning assets	7,322,481	$79,883	4.38	4,656,297	$51,941	4.49
Noninterest-earning assets	1,155,879			711,638
Total assets	$8,478,360			$5,367,935
Interest-bearing liabilities:
Checking accounts	$2,351,619	$2,560	0.44%	$1,770,050	$1,998	0.45%
Savings accounts	309,369	97	0.13	149,349	66	0.18
Money market accounts	993,663	1,936	0.78	401,386	452	0.45
Certificates of deposit	1,153,990	2,388	0.83	806,403	1,407	0.70
Total deposits	4,808,641	6,981	0.58	3,127,188	3,923	0.50
FHLB advances	460,713	1,351	1.18	461,231	998	0.87
Other borrowings and repurchase agreements	124,177	1,716	5.54	64,497	987	6.15
Junior subordinated debentures	27,506	335	4.89	18,147	150	3.32
Total interest-bearing liabilities	5,421,037	10,383	0.77	3,671,063	6,058	0.66
Noninterest-bearing checking accounts	1,787,955			1,060,507
Noninterest-bearing liabilities	26,037			11,384
Stockholders’ equity	1,243,331			624,981
Total liabilities and equity	$8,478,360			$5,367,935
Net interest income		$69,500			$45,883
Interest rate spread			3.61%			3.83%
Net interest margin			3.81			3.96
Average interest earning assets to interest bearing liabilities			135.08			126.84

Independent Bank Group, Inc. and Subsidiaries
Consolidated Average Balance Sheet Amounts, Interest Earned and Yield Analysis
Six Months Ended June 30, 2017 and 2016
(Dollars in thousands)
(Unaudited)

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities for the periods presented.

	Six Months Ended June 30,
	2017			2016
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
Interest-earning assets:
Loans	$5,403,638	$128,938	4.81%	$4,104,386	$100,328	4.92%
Taxable securities	389,060	3,067	1.59	221,131	1,494	1.36
Nontaxable securities	121,807	1,533	2.54	72,853	895	2.47
Federal funds sold and other	399,611	2,284	1.15	180,041	688	0.77
Total interest-earning assets	6,314,116	$135,822	4.34	4,578,411	$103,405	4.54
Noninterest-earning assets	872,462			726,698
Total assets	$7,186,578			$5,305,109
Interest-bearing liabilities:
Checking accounts	$2,153,035	$4,726	0.44%	$1,681,673	$3,743	0.45%
Savings accounts	232,467	163	0.14	146,832	130	0.18
Money market accounts	781,427	2,992	0.77	453,001	911	0.40
Certificates of deposit	1,001,150	4,129	0.83	815,878	2,790	0.69
Total deposits	4,168,079	12,010	0.58	3,097,384	7,574	0.49
FHLB advances	460,724	2,522	1.10	448,480	1,999	0.90
Other borrowings and repurchase agreements	115,813	3,421	5.96	68,397	1,990	5.85
Junior subordinated debentures	22,852	502	4.43	18,147	299	3.31
Total interest-bearing liabilities	4,767,468	18,455	0.78	3,632,408	11,862	0.66
Noninterest-bearing checking accounts	1,432,802			1,038,270
Noninterest-bearing liabilities	22,374			11,202
Stockholders’ equity	963,934			623,229
Total liabilities and equity	$7,186,578			$5,305,109
Net interest income		$117,367			$91,543
Interest rate spread			3.56%			3.88%
Net interest margin			3.75			4.02
Average interest earning assets to interest bearing liabilities			132.44			126.04

Independent Bank Group, Inc. and Subsidiaries
Loan Portfolio Composition
As of June 30, 2017 and December 31, 2016
(Dollars in thousands)
(Unaudited)

The following table sets forth loan totals by category as of the dates presented:
	June 30, 2017		December 31, 2016
	Amount	% of Total	Amount	% of Total
Commercial (2)	$981,200	15.5%	$630,805	13.7%
Real estate:
Commercial real estate	3,232,256	51.6	2,459,221	53.7
Commercial construction, land and land development	686,404	11.0	531,481	11.6
Residential real estate (1)	876,737	14.0	644,340	14.1
Single-family interim construction	286,445	4.6	235,475	5.1
Agricultural	161,044	2.6	53,548	1.2
Consumer	40,359	0.7	27,530	0.6
Other	295	—	166	—
Total loans	6,264,740	100.0%	4,582,566	100.0%
Deferred loan fees	(2,663)		(2,117)
Allowance for losses	(35,881)		(31,591)
Total loans, net	$6,226,196		$4,548,858
(1) Includes loans held for sale at June 30, 2017 and December 31, 2016 of $25,218 and $9,795, respectively.
(2) Includes mortgage warehouse lines of $120,217 at June 30, 2017.

Independent Bank Group, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Three Months Ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016
(Dollars in thousands, except for share data)
(Unaudited)

		For the Three Months Ended
		June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
ADJUSTED NET INCOME
Net Interest Income - Reported	(a)	$69,500	$47,867	$46,526	$45,737	$45,883
Income recognized on acquired loans		(572)	(123)	(51)	(116)	(265)
Adjusted Net Interest Income	(b)	68,928	47,744	46,475	45,621	45,618
Provision Expense - Reported	(c)	2,472	2,023	2,197	2,123	2,123
Noninterest Income - Reported	(d)	10,995	4,583	5,224	4,932	4,929
Gain on sale of loans		(13)		—	—	—
Loss on sale of branch		—	—	—	43	—
(Loss) gain on sale of OREO and repossessed assets		26	—	—	(4)	(10)
Gain on sale of securities		(52)	—	—	—	(4)
(Gain) loss on sale of premises and equipment		(1)	(5)	—	9	(3)
Recoveries on loans charged off prior to acquisition		(123)	—	—	—	—
Adjusted Noninterest Income	(e)	10,832	4,578	5,224	4,980	4,912
Noninterest Expense - Reported	(f)	51,328	28,028	27,361	26,887	31,023
Senior leadership restructure (5)		—	—	—	—	(2,575)
OREO Impairment		(120)	—	—	(51)	—
IPO related stock grant		(127)	(125)	(127)	(104)	(156)
Acquisition Expense (4)		(7,278)	(459)	(1,075)	(384)	(475)
Adjusted Noninterest Expense	(g)	43,803	27,444	26,159	26,348	27,817
Adjusted Net Income (2)	(b) - (c) + (e) - (g)	$22,746	$15,990	$15,541	$14,819	$13,764

ADJUSTED PROFITABILITY
Adjusted Return on Average Assets (1)		1.08%	1.10%	1.08%	1.07%	1.03%
Adjusted Return on Average Equity (1)		7.34%	9.52%	9.39%	9.24%	8.86%
Adjusted Return on Tangible Equity (1)		15.64%	15.85%	16.03%	16.15%	15.76%
Total Average Assets		$8,478,360	$5,880,473	$5,729,160	$5,535,203	$5,367,935
Total Average Stockholders' Equity		$1,243,331	$681,434	$658,369	$638,355	$624,981
Total Average Tangible Stockholders' Equity (3)		$583,303	$409.191	$385,635	$365,127	$351,263

EFFICIENCY RATIO
Amortization of core deposit intangibles	(h)	$1,410	$492	$492	$492	$492
Reported Efficiency Ratio	(f - h) / (a + d)	62.01%	52.50%	51.92%	52.09%	55.91%
Adjusted Efficiency Ratio	(g - h) / (b + e)	53.15%	51.51%	49.65%	51.10%	54.67%

(1) Calculated using adjusted net income
(2) Assumes actual effective tax rate of 32.1%, 30.0%, 33.4%, 33.0% and 33.2%, respectively. June 30, 2017 tax rate adjusted for effect of non-deductible acquisition expenses.
(3) Excludes average balance of goodwill and net core deposit intangibles.
(4) Acquisition expenses include $1,605 thousand, $313 thousand, $290 thousand, $381 thousand and $385 thousand, of compensation and bonus expenses in addition to $5,673 thousand, $146 thousand, $785 thousand, $3 thousand and $90 thousand of merger-related expenses for the quarters ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

(5) Includes $1,952 related to the former Houston Region CEO's Separation Agreement.

Independent Bank Group, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
As of June 30, 2017 and December 31, 2016
(Dollars in thousands, except per share information)
(Unaudited)

Tangible Book Value & Tangible Common Equity To Tangible Asset Ratio
	June 30,	December 31,
	2017	2016
Tangible Common Equity
Total common stockholders' equity	$1,259,592	$672,365
Adjustments:
Goodwill	(607,263)	(258,319)
Core deposit intangibles, net	(48,992)	(14,177)
Tangible common equity	$603,337	$399,869

Tangible Assets
Total assets	$8,593,979	$5,852,801
Adjustments:
Goodwill	$(607,263)	$(258,319)
Core deposit intangibles	$(48,992)	$(14,177)
Tangible assets	$7,937,724	$5,580,305
Common shares outstanding	27,790,144	18,870,312
Tangible common equity to tangible assets	7.60%	7.17%
Book value per common share	$45.33	$35.63
Tangible book value per common share	21.71	21.19